SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2010

Wishart Enterprises Limited
(Exact name of registrant as specified in its charter)

Nevada	333-149197	39-2068976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#108-2940 Louise Street Saskatoon, Saskatchewan Canada	S7J 5K2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (206) 339-9420

___________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

WISHART ENTERPRISES LIMITED

Item 1.01.     Entry into a Material Definitive Agreement

The Acquisition

On May 3, 2010, we entered into a Share Exchange Agreement (the “Share Exchange”) with Vendum Batteries Limited, a company organized under the laws of the United Kingdom (“VDL”). In connection with the closing of this transaction, we acquired all of the issued and outstanding shares of VDL, which resulted in a parent-subsidiary relationship (the “Acquisition”).

In addition, pursuant to the terms and conditions of the Share Exchange:

▪
The sole shareholder of all of the capital stock of VDL issued and outstanding immediately prior to the closing of the Acquisition exchanged his shares into 607,594 shares of our common stock. As a result, the sole shareholder of VDL received 607,594 newly issued shares of our common stock.

▪
The debt holders of VDL converted all of their debt in VDL into 19,049,809 shares of our common stock.  As a result, the debt holders of VDL, Murrayfield Limited and Cornerstone Holdings, Ltd., received 2,412,500 and 16,637,309 newly issued shares of our common stock, respectively.

▪	Our board of directors was reconstituted to consist of Fraser Cottington who, prior to the Acquisition, was the sole director of VDL.

▪	VDL provided customary representations and warranties and closing conditions, including approval of the Acquisition by its sole shareholder.

As of the date of the Share Exchange and currently, there are no material relationships between us or any of our affiliates and VDL, other than in respect of the Share Exchange.

The foregoing description of the Share Exchange does not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Exchange, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Split-Off Agreement

Immediately following the closing of the Acquisition, in a separate transaction, our former Chief Executive Officer and sole director, Ms. Barbara Lamb, agreed to purchase our former health business in exchange for the cancellation and return all of her common stock into treasury. Specifically, in the Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (“Split-Off Agreement”), Ms. Lamb retired 62,459,540 shares of our common stock in exchange for our prior business of health-related websites that advocates a blend of western medicine with alternative health practices.

The foregoing description of the Split-Off Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Split-Off Agreement, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Item 2.01.     Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, all references to the “Company,” “Vendum Batteries Limited” “we,” “our” and “us” or similar terms, refer to Wishart Enterprises Limited, including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to VDL. Information about the Company and the principal terms of the Acquisition are set forth below.

Acquisition

The Acquisition. On May 3, 2010, in accordance with the Share Exchange dated May 3, 2010 we acquired all of the issued and outstanding shares of VDL, which resulted in a parent-subsidiary relationship.  In exchange for all of the issued and outstanding shares of VDL, the sole shareholder of VDL received 607,594 shares of our common stock and the debt holders of VDL received 19,049,809 shares of our common stock, which represents approximately 55% of our outstanding common stock following the Acquisition and related transactions described in Item 1.01 of this Current Report.

At the time of the Acquisition, neither we nor VDL had any options to purchase shares of capital stock outstanding. Additionally, at the time of the Acquisition, neither we nor VDL had any warrants to purchase shares of capital stock outstanding.

There were 78,542,870 shares of our common stock outstanding before giving effect to the stock issuances in the Acquisition and the cancellation of 62,459,540 shares by Ms. Barbara Lamb. Following these events, there were 35,740,733 shares outstanding, including:

Shares	Held by:
607,594	VDL sole shareholder
19,049,809	VDL debt holders
16,083,330	Existing shareholders

The shares of our common stock issued to the former sole shareholder and debt holders of VDL’s capital stock in connection with the Acquisition were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but were issued in reliance upon the exemption from registration provided by Regulation S of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.

Prior to the Acquisition, there were no material relationships between us and VDL, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report.

General Changes Resulting from the Acquisition. We have sold our interest in our prior health business and any assets that relate to that business to Ms. Barbara Lamb in exchange for the cancellation of 62,459,540 shares of our common stock. We intend to carry on the business of VDL, as our primary line of business. We have relocated our principal executive offices to 400 Thames Valley Park Drive, Reading, Berkshire, RG6 1PT and our telephone number is 0118 380 0895.

The Pre-Acquisition sole stockholder of VDL will be required to exchange his existing VDL stock certificate for our certificates. Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of May 3, 2010, our shares were quoted on the OTCBB under the symbol “WSHA.OB”

The Acquisition and its related transactions were approved by the sole holder of all shares of VDL’s common stock by shareholder meeting.

Changes to the Board of Directors. Barbara Lamb resigned as our sole officer and director. Pursuant to the terms of the Share Exchange, Fraser Cottington who prior to the Acquisition was the sole director of VDL, Inc., was appointed as our sole officer and director.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

Accounting Treatment. The Acquisition is being accounted for as a purchase of the assets of VDL. Consequently, the assets and liabilities of VDL will be restated to their fair values. Our consolidated financial statements after completion of the Acquisition will include the assets and liabilities of both companies, our historical operations and the operations of VDL from the closing date of the Acquisition.  Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of the Company. We will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Acquisition.

Description of Our Company

Company Overview

On May 3, 2010, we entered into the Share Exchange with VDL, whereby we acquired all of the issued and outstanding common stock of VDL.  We intend to change our name in the near future to Vendum Batteries Ltd. (“Vendum Limited”) as well as forward-split our common stock.

In consequence of entering into the Share Exchange, we have determined to pursue the business plan of VDL. We are now in the business of developing an innovative new cellulose-based power source.

Our Business

VDL was incorporated in the United Kingdom November 16, 2009, under the name Vendum Batteries Ltd.  Vendum Batteries Limited is developing an innovative new cellulose-based power source that will revolutionize the automotive and aeronautical industries when it is brought to market.

This revolutionary battery is entirely biodegradable, as it is primarily composed of cellulose and uses none of the toxic elements used in traditional batteries, such as mercury, lead, chromium, or cadmium.

Using the cutting edge Carbon Nanotube Technology (CNT), we hope this non-toxic power source will, in the future, be capable of providing higher power output for much longer periods of time.  The batteries have the potential to be small and light-weight, therefore it will be possible to revolutionize human implant technology for those found in pacemakers and cochlear implants.

Similarly, Vendum Limited is aiming in the future to power mobile phones, PDA’s, iPods, music players, games consoles, laptops and the like. Also home appliances such as power tools, all kinds of toys, watches, cameras, toothbrushes and electric razors can be powered by the Vendum Limited batteries. Finally, these batteries could be used in power surveying instruments, flashlights, CCTV cameras, roadwork lighting and signs, gift cards, and even clothing and books. In the long term, however, we hope that Vendum Limited will help transform the automotive and aeronautical industry forever.

Principal Products and Services

From inception, our business model has been to sell licences to use our Intellectual Property to produce and develop “green” and “non-toxic” paper battery technology. These will be sold through distributors, EOM’s and developing manufacturer relationships to further develop a market driven product range and at the same time gradually increasing power capability.  We have started by formulating relationships with research institutes and universities where we can fund Research & Development with some of the most knowledgeable technical specialists across Europe and North America.

The Vendum paper battery is designed to use a paper-thin sheet of cellulose infused with aligned carbon nanotubes. The nanotubes act as electrodes, allowing the storage devices to conduct electricity. The battery will currently provide a low, steady power output, as well as a super capacitor’s quick burst of energy. While a conventional battery contains a number of separate components, the paper battery integrates all of the battery components in a single structure, making it more energy efficient and light-weight.

Our batteries are unique in the following ways:

1.	Nanotechnology. Our batteries are a paper-thin sheet of cellulose infused with aligned carbon nanotubes that act as electricity conducting electrodes.

2.
Ecological.  Our batteries contain no mercury, lead, chromium, cadmium or other heavy metals that are found in today’s batteries and no ozone-depleting solvents are used in production.  They are 90% composed of cellulose which is the same plant cell used in paper products.

3.
Temperature resistant.  The lack of water content in our batteries allow it to function in temperatures up to 300°F and down to 100°F below zero because it is biocompatible.  It will eventually be capable of powering a small device such as a pacemaker or cochlear implant without introducing any harsh chemicals into the body.  Early indications show that with further development, the paper battery could be energized by the electrolyte emitted from one's own blood or body sweat.

4.
Flexible.  The device can be rolled, twisted, folded, or cut into any number of shapes with no loss of mechanical integrity or efficiency.  As development progresses, the paper batteries will be stackable to boost the total power output.  When power output grows, the paper battery will be mouldable into different shapes which would enable important new engineering innovations.

5.
Better alternative.  Our batteries will provide a low, steady power output, as well as have a super-capacitor’s quick burst of energy.  In comparison, while a conventional battery contains a number of separate components our batteries integrate all of the battery components in a single structure making it more energy efficient and light-weight.

Distribution Methods and Marketing

Vendum is a licensing and project management company and therefore will not at any point acquire manufacturing facilities. All work on development and manufacturing will be outsourced.

Vendum does not plan to manufacture the products, but rather connect the dots in a new market utilizing IP which Vendum has filed and subsequently license with manufacturers and developers to bring the most cost effective product to the global market.

We believe that manufacturers of all types of commercial products - from microchips to cell phones, lawnmowers to automobiles, medical implants to cordless power tools - would benefit from battery technology with better performance that is lighter, smaller, cheaper, safer and greener, and Vendum Batteries Inc. intends to deliver that technology.

The company has set a global sales target to have a market share of 0.01%. This market share is a very conservative estimate as the general trend worldwide is toward green and eco-friendly technology.

While the United States is in the midst of an economic slowdown, for the consumer electronics market it's still a case of "go, gadget, go!" The appetite for electronic devices of all kinds is running rampant, spurring innovation in the battery market to meet the needs of high drain devices.

The Specialists in Business Information, SBI, estimates that the total U.S. battery market rose two percent over the 2006 level of $7.9 billion to $8.1 billion, and worldwide, personal battery use is a $63 billion dollar industry.

This is based on an SBI report which contains data and analysis describing the U.S. market for batteries, with a specific focus on general household use batteries sold at mass market and a secondary focus on consumer product use batteries such as those used in personal electronics.

The total market number, however, does consider the broader market for context, including commercial, medical, industrial, institutional and government applications. The report provides a market number for lead-acid batteries, but otherwise does not cover this type of battery manufacturing or marketing.

The report explores economic factors affecting battery manufacturing, trends driving battery use and product innovation, consumer penetration and demographics for general household use batteries, promotion and retail activity, and the competitive environment affecting domestic battery demands. The report also profiles major marketers, along with manufacturer strategies used to maximize growth.

Report data were obtained from government sources, trade associations and publications, business journals, company literature, investment reports and interviews with industry professionals. Statistics describing the value of shipments for batteries are derived from the U.S. Census Bureau’s Economic Census and Annual Survey of Manufactures, then augmented through estimates and forecasts by SBI.

In most cases, historical data are provided for 1997 through 2007, with forecast data for 2008 through 2012. Simmons Market Research Bureau’s fall 2007 survey, based on a nationwide sample of U.S. adults, provides the primary research data on consumer penetration and demographics related to household batteries.

We intend to fulfil our strategic goals by seeking to acquire under performing companies and those needing investment to further develop their products within the Carbon Nanotube (CNT) industry. Vendum will seek to part acquire companies providing different ways to produce and develop the technologies that deliver a both a super capacitor and a battery using CNT technologies, as well as those companies and individuals that can provide technical expertise in further researching alternative Nano wire types and the use of polymers, so that Vendum can stay ahead of the competition that has committed to one single technology. We will also look at printed battery technology, which is already produced by one of our competitors, as it looks as if it may become one of the simplest and cost effective CNT battery types to mass produce. The media takes an avid interest in this technology and any notable advances, Vendum intends to take full advantage of developments we can release to the media and further drive and increase the demand for power from CNT based batteries.

Finally, Vendum will attempt to locate a company that is both proficient producing CNT’s and providing competitors with electronics quality CNT’s, so that we can minimise the need for raw CNT producers and associated costs to transport them to the battery production facility.

Management believes that the aggregated Company will be able to achieve significant economies of scale, will be able to acquire further IP and percentages of companies, with excellent technical expertise who required additional funding to further develop the product capability, R&D and expand in to new markets.

Sources and Availability of Raw Materials and Principal Suppliers

Carbon nanotubes (CNTs) are very small, the diameter of a nanotube is on the order of one nano-meter, many times smaller than the width of a human hair, but up to several microns long. CNTs come in two principal forms, single-walled carbon nanotubes (SWCNT) and multi-walled (MWCNT). SWCNT are a one-atom-thick layer of graphite, called graphene, wrapped into a seamless cylinder with either open or closed ends and CNTs can be conducting or semi-conducting.

Vendum Batteries Inc will use SWCNT which are available from established chemical companies around the world. The chemical companies we will source from will be experienced in producing consistent quality nanotubes intended for the electronics market, so far we have identified two potential suppliers Nano-C in the U.S. and Thomas Swan in the U.K. Both companies have demonstrated specialist capability in producing SWCNT for our purposes and offer expertise in use of CNT’s in other applications such as memory, clear conducting polymers for flat panel displays, should the company wish to diversify.

Nano-C are also experienced in Photovoltaic cells and this could be extremely useful as we develop batteries of both integrated technologies and Thomas Swan are rapidly expanding production of SWCNT's in the U.S.

Nano-C
"At Nano-C's core is an energy and environmentally efficient combustion-based process technology invented at MIT by Nano-C Founder and MIT Professor Emeritus, Jack B. Howard. Nano-C is the exclusive developer and owner of the advanced II-G technology which has enabled Nano-C to be a leader in the efficient production of high-quality fullerenic materials including C60, C70, C84 and fullerene black. Nano-C's II-G technology offers an order-of-magnitude improvement in performance when compared to its 1st-generation technology licensed to a Japanese company in 2001. With this same uniquely scalable combustion technology, Nano-C is ramping up the production of high-quality single-walled carbon nanotubes."

Thomas Swan Ltd
"Thomas Swan is one of the largest family owned chemical companies in the UK. It was founded by “Tommy Swan” in 1926 and has been managed by four generations of the Swan family, and as such has been independent for over 80 years. Thomas Swan specialises in Performance and Speciality chemicals, has a turnover of ~£17M with 120 employees and has offices in the UK, USA and China. Between 2001 and 2004, in association with the University of Cambridge, Thomas Swan developed a manufacturing process for single and multi-wall carbon nanotubes. Further work with the University of Oxford focused on purification and dispersion of the nanotubes, and the product was launched under the Elicarb® brand name in April 2004. Thomas Swan’s role in the NECLASS project is to design, manufacture, purify and functionalise an ideal and optimised carbon nanotube for use as the catalyst support in fuel cells."

Vendum can select raw material suppliers of CNT’s locally in each country we operate.

Customers

Vendum’s strategy is clear in that no one customer shall give more that 20% of total net income, it is the view as an early adopter that the company shall spread the necessary risk and work across multi regions and customers. The market being still in the infancy it is, will expand rapidly and by using JITD we will be in a position to service a far wider market without incurring the associated costs, this is also why the company has chosen to work with more than one supplier and across three continents.

Competition and Market Overview

The Vendum business model capitalizes on this paradigm shift in consumer focus on wanting more power, but at the same time being greener and will target the manufacturers directly for marketing opportunities, of every mobile device, gadget, toy, game console, tool, surveying instrument, torch, greeting card, toothbrush, road signs, watch, clock, camera, pace maker and many more.

Model

Vendum has developed an innovative yet straight-forward business model that helps companies licence the use of our Intellectual Property, Vendum will be positioned to manage the manufacture and production of the client’s batteries. Any manufacturer can be approached and offered a bespoke service to their specific market needs and desires to innovate. The IP will be developed in parallel with production and nature with the consumer demand.

Objectives

On the tactical level the Company has set the following main objectives for its first three years of operation:

1.	To acquire the percentages of companies needed to fulfil the Company’s vision and mission.

2.	To improve the companies requiring investment, by co-developing new IP and making full use of their equipment, human resources and other assets.

3.	To create synergies between the companies that are part acquired, so that all companies work cohesively with Vendum.

4.	To constantly improve the power output of the product to increase the number and range of OEM’s and improve sales channels in the U.K., Europe, U.S. and Asia

The first objective requires significant work and is a prerequisite for the ensuing goals. At this stage, significant legal, accounting and advisory services are required, which will require cash & share options and an unimpeded cash flow. All acquisition targets will be scrutinized and will undergo thorough due diligence to uncover hidden issues, threats or benefits. Before this step, an intensive search process will take place, where potential acquisition targets will be narrowed down until there is a shortlist of companies that fit our description and that can then be evaluated.

The second phase will run parallel with the due diligence of the individual company, so that as soon as the acquisition is finalized the processes within the individual company can be improved and its assets can be utilized to the greatest extent. The technical expertise of the human resources each company has to offer will be vital and hugely valuable to Vendum and will be evaluated through interviews so that individual strengths can be determined. Vendum will appoint accountants and attorneys perform further due diligence and where possible employ consultant battery, materials and physics specialists to ensure a robust technical diligence is upheld and developed in house.

The third step involves assessing each acquired individual company’s IP and technical strengths, weaknesses and differences to ensure that Vendum gains an unparalleled technical expertise in CNT based battery production and R&D. As in the second phase, expertise will be borne from the same specialist technical consultants, other than where a company has valuable IP where we have no existing technical expertise.

The fourth objective will be driven directly by clients, whom we will be a mixture of existing and new clients, as we bring additional product offerings and increases of power output to them.

Patents and Intellectual Property

Vendum is currently working towards some licences and also looking at several acquisition targets, however at this early stage and due to the confidential nature, Vendum is unable to discuss until such a time the agreements have been signed.

However, Vendum does have patent pending as described below:

All Property are registered with the UK Intellectual Property Office (Patent and Trademark Office) at Concept House, Cardiff Road, Newport, South Wales, NP10 8QQ.

Patent #	Description
GB0912052.8	Cellulose based paper battery with integrated nanotubes.

FIELD OF THE INVENTION:
The present invention is directed to a paper battery engineered to use a paper-thin sheet of cellulose infused with aligned carbon nanotubes wherein the nanotubes act as electrodes; allowing the storage devices to conduct electricity.

BACKGROUND OF THE INVENTION:
The basic components of a battery are the electrodes with terminals to connect to an external circuit, a separator to keep the electrodes apart and prevent them from shorting, the electrolyte which carries the charged ions resulting from the chemical reactions taking place at the electrodes and a cover to contain the active chemicals and hold the electrodes in place.

The chemical reactions made use of in batteries involve oxidation and reduction reactions (redox reactions). There are two broad classes of batteries, i.e. liquid state batteries ("wet" batteries), in which the electrolyte is liquid or wet and solid state batteries ("dry batteries"), in which the electrolyte is in a solid state. All batteries utilize similar procedures to create electricity; however, variations in materials and construction have produced different types of batteries.

Batteries are often classified by the type of electrolyte used in their construction. There are three common classifications; acid, mildly acid, and alkaline. Different examples of electrolytes are acids, such as sulphuric acid, salts, such as ammonium chloride and zinc chloride, and alkalis, such as sodium hydroxide or potassium hydroxide. The electrolyte solution can e.g. contain ZnCl2 as a main ingredient as well as additive(s) as other ingredient(s), such as for example binder(s) in the Zinc/manganese dioxide battery. The additive(s) in the electrolyte solution comprises binder(s) in order to bind the electrode material particles to the electrode paste.

In addition to acid, mildly acid, and alkaline electrolytes, the electrolyte might be an organic solution. For example batteries of Li-type are not suitably working in an acidic or alkaline environment. They are primarily working in solid or organic ionic liquid environments.

Thin film batteries, which term in this text is to be understood as "layered-structured batteries" in any shape or size, and flexible batteries can be made by printing on to paper, plastics, or other kind of thin foil.

Because of their relatively small thickness, the energy storage and current carrying capacity of thin film batteries is low, these properties being, however, dependent on their area as well and can be made sufficient for desired applications. They have unique properties, which distinguish them from conventional batteries, and in fact the capacity is still enough for a lot of applications. Thin film batteries have e.g. a wide range of uses as power sources for consumer products and for micro-sized applications. Thin film batteries are flexible and also suitable for powering smart cards and Radio Frequency Identification (RFID) tags.

The anode material in a battery may be e.g. Cu, Pb, Ni, Fe, Cr, Zn, Al, Mg or Li, while the cathode may be e.g. of Ferrate, Iron oxide, Cuprous oxide, Cupric oxide, Cobaltic oxide, Manganese dioxide, Lead dioxide, Silver oxide, Nickel oxyhydroxide, Nickel dioxide, Silver peroxide, Permanganate, or Bromate. E.g. a carbon/zinc cell "dry" battery uses a zinc anode, a manganese dioxide cathode, and an electrolyte of ammonium chloride and/or zinc chloride dissolved in water.

Property

Our principal executive offices are located at 400 Thames Valley Park Drive, Reading, Berkshire, RG6 1PT.  We do not own or lease any other significant property.

Government Regulation

Vendum is not currently effected by any governmental regulations, quite the opposite, if anything the company shall benefit from pushes from governments and NGOs regarding green power solutions, which the field that the company currently falls under.

Environmental Regulation and Compliance

Vendum does not anticipate any costs or effects from compliance, there is of course certain health and safety issues with CNT that need to be addressed but along with our partners Thomas Swann, we will ensure that any CNT products which get past development and into production have already met all ISO standards and/or their foreign counterparts.

Employees

Vendum currently has no contracted employees, however, the company Director and Chief Executive Officer Fraser Cottington performs his duties for the company on a consultancy basis. The company also has hired a number of advisors and consultants who have helped the company in the development stage and will continue to support the company through to commercialization of our products and services.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation:

▪	Our limited and unprofitable operating history;
▪	the ability to raise additional capital to finance our activities;
▪	legal and regulatory risks associated with the Acquisition;
▪	the future trading of our common stock;
▪	our ability to operate as a public company;
▪	general economic and business conditions;
▪	the volatility of our operating results and financial condition; and
▪	our ability to attract or retain qualified senior scientific and management personnel.

The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operation

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the audited financial statements of VDL for the period ended December 31, 2009. This discussion contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings “Forward Looking Statements” and “Risk Factors.”

Results of Operations

We have not generated any revenue for the period from November 16, 2009 (Date of Inception) until March 31, 2010.  Without revenues, we are forced to rely on fundraising activities in order to continue as a going concern.  If we are unable to generate revenues or raise funds in the near future, we will be forced to consider other business opportunities or cease operations.

Our operating expenses were $45,069 for the three months ended March 31, 2010. Our primary operating expenses for that period were consulting fees of $36,828 and general and administrative expenses of $7,856. Our operating expenses were $69,034 for the period from November 16, 2009 (Date of Inception) until March 31, 2010. Our primary operating expenses for the period from November 16, 2009 (Date of Inception) until March 31, 2010 were professional fees of $3,885, consulting fees of $56,985 and general and administrative expenses of $8,164.

We recorded a net loss of $45,069 for the three months ended March 31, 2010. We recorded a net loss of $69,034 for the period from November 16, 2009 (Date of Inception) until March 31, 2010.

Our operating expenses were $23,965 for the period from November 16, 2009 (Date of Inception) until December 31, 2009. Our primary operating expenses for the period from November 16, 2009 (Date of Inception) until December 31, 2009 were professional fees of $3,500, consulting fees of $20,157 and general and administrative expenses of $308.

We recorded a net loss of $23,965 for the period from November 16, 2009 (Date of Inception) until December 31, 2009.

Liquidity and Capital Resources

As of March 31, 2010, we had total current assets of $7,065 in cash. We had current liabilities in the amount of $276,571 as of March 31, 2010. Thus, we had a working capital deficit of $269,506 as of March 31, 2010.

Operating activities used $57,968 in cash for the period from November 16, 2009 (Date of Inception) until March 31, 2010. Our net loss of $69,034 offset by an increase in accrued expenses and interest of $11,066 was the reason for our negative operating cash. Investing activities used $10,474 during the period. Financing activities provided $75,507 in cash, which resulted largely from proceeds from a convertible note payable.

As of March 31, 2010, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Significant changes in the number of employees.

As previously mentioned, Vendum currently has no contracted employees, however, the company Director and Chief Executive Officer Fraser Cottington performs his duties for the company on a consultancy basis. The company also has hired a number of advisors and consultants who have helped the company in the development stage and will continue to support the company through to commercialization of our products and services.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, results or operations, liquidity, capital expenditures or capital resources that is deemed material.

Risk Factors

The following are certain identifiable risk factors for Vendum Limited’s business operations.  Risk factors related to our former business operations have been excluded but can be found in prior filings with the Securities and Exchange Commission.

Because we will need additional capital in the future to finance our operations or any future acquisitions, the inability to raise capital may result in our inability to fund our working capital requirements and ultimately harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. For the period from November 16, 2009 (Date of Inception) until December 31, 2009, we had a net loss of $23,965. While management believes that our financial policies have been prudent, we will be reliant on future potential equity and/or debt raises to operate our current business and assist in any future acquisitions, if and when those opportunities occur.

There can be no assurance that we will be successful in continuing to meet our cash requirements from existing operations, or in raising a sufficient amount of additional capital in future finance offerings.  Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited.

Our business is reliant upon the availability of a complex and modern technology.

Due to the complex nature of CNTs and the way in which they are manufactured, there is a risk that our company will not be able to secure the products to execute on our business strategy. Until such a time CNTs can be mass produced, there will always be a supply and demand risk! Whilst Vendum will do everything it can to negate such issues, the quantity and quality of CNTs is paramount to the success of CNT based cellulose batteries.

Secondly, given the limited budget compared to the main stream battery companies, there is always a concern that the big 4 could leap frog smaller enterprises like Vendum with their financial clout, however, early indicators such as lack of development in the space would make you believe the big battery companies will follow a licensing model to acquire the technology that is developed by smaller producers such as Vendum. There are some familiar synergies here as with Biotech.

There is a risk that our products would not result in the market and application that we anticipate for CNT based battery technologies.

Whilst in early development and design, without a strong testing program at present, there is always the risk that the applications which our products will suit, will simply not be in high enough demand, you can look at gift cards and disposable toys as case in point. Whilst disposable toy market is gathering speed and growing, the most of these products are manufactured in the Far East where the attitude towards a greener environment simply is not on the same page as the EU and other western democracies. With products like gift cards you can see that far more people are using electronic digital cards opposed to the traditional paper/card types.

Because we are highly dependent on our key executive officers for the success of our business plan and may be dependent on the efforts and relationships of the principals of future acquisitions and mergers, if any of these individuals become unable to continue in their role, our business could be adversely affected.

We believe our success will depend, to a significant extent, on the efforts and abilities of Fraser Cottington, our CEO.  If we lost Mr. Cottington, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and a distraction of our resources. We can give you no assurance that we could find a satisfactory replacement for Mr. Cottington at all, or on terms that are not unduly expensive or burdensome.

If we grow and implement our business plan, we will need to add managerial talent to support our business plan.  There is no guarantee that we will be successful in adding such managerial talent.  These professionals are regularly recruited by other companies and may choose to change companies.  Given our relatively small size compared to some of our competitors, the performance of our business may be more adversely affected than our competitors would be if we lose well-performing employees and are unable to attract new ones.

Our company has a limited history of operations and remains in the development stage; there is a risk that the demand for new environmentally friendly technology does not develop at a fast enough speed for the company to exit the development stage.

The company and industry are at an early stage and there is currently a crossroads of technological insight and innovation versus environmental issues. With the current global economy on a slow growth from the 2008/9 market collapse, investment in green technologies as the Vendum IP and productsmay be limited and we not secure the required investment to commercialise oue business. This coupled with a limited operational and financial history make for a potential fragile footing in this new era of green technologies where Vendum hopes to excel.

We run the risk that our competitors will beat us to capitalizing on the market share and that we will not be able to compete with them in a commercial environment.

Like all businesses the market is dominated by approximately 4 major companies, with their financial strength and reach to the end customers, it could be hard for the company to successfully launch the products without coming up against some stiff competition on price and ability to deliver mass volume, this is mainly driven again by the fact that CNTs are both expensive at this time and also there are few whom could manufacture the volumes required for mass market products.

Because we intend to acquire businesses and such activity involves a number of risks, our core business may suffer.

We may consider acquisitions of assets or other business. Any acquisition involves a number of risks that could fail to meet our expectations and adversely affect our profitability. For example:

▪	The acquired assets or business may not achieve expected results;

▪	We may incur substantial, unanticipated costs, delays or other operational or financial problems when integrating the acquired assets;

▪	We may not be able to retain key personnel of an acquired business;

▪	Our management’s attention may be diverted; or

▪	Our management may not be able to manage the acquired assets or combined entity effectively or to make acquisitions and grow our business internally at the same time.

If these problems arise we may not realize the expected benefits of an acquisition.

The market for our product may not accept our approach to CNT batteries.

The wider market may not be ready to adapt green batteries, given the likelihood they will initially be more expensive than their current counterparts. There are also questions again as to whether many large companies who use current disposal batteries, care about the consequences of disposing the currently toxic batteries, there are some leading cases such as Scandinavia, Japan and South Korea, but more widely, battery disposal is still very much a part of recycling that has gone unnoticed.

Our Intellectual Property may not receive the international protection we would require to secure our business success and unique selling factors.

Whilst Vendum has a patent pending battery, there is nothing to say that the patent will be granted and thus the company would have protection against duplication of similar technologies and no material advantage over the competition. Vendum is therefore spreading the bet across several other licensed products and look at a aggressive license and acquisition strategy.

The complexity of our products could result in unforeseen delays or expenses and in undetected defects, or bugs, which could damage our reputation with current or prospective customers, result in significant costs and claims, and adversely affect the market acceptance of products.

Highly complex products such as the products that we offer frequently contain defects or bugs when they are first introduced or as new versions are released. Our products and may in the future experience, these defects and bugs. If any of our products contains defects or bugs, or has reliability, quality or compatibility problems, our reputation may be damaged and customers may be reluctant to buy our products, which could materially and adversely affect our ability to retain existing customers and attract new customers. In addition, these defects or bugs could interrupt or delay sales or shipment of our products to customers. To alleviate these problems, we may have to invest significant capital and other resources.

If any of these problems are not found until after we have commenced commercial production of a new product, we may be required to incur additional development costs and product recall, repair or field replacement costs. These problems may divert our technical and other resources from other development efforts and could result in claims against us by our customers or others, including possible claims for consequential damages and/or lost profits. Moreover, we may lose, or experience a delay in, market acceptance of the affected product or products, and we could lose credibility with our current and prospective customers.

Because we do not expect to pay dividends on the common stock for the foreseeable future, investo seeking cash dividends should not purchase our common stock.

We do not currently intend to pay cash dividends on our common stock and do not anticipate paying any dividends at any time in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends on the common stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize gains on their investment. Investors seeking cash dividends should not purchase the common stock.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  More specifically, the Financial Industry Regulatory Authority (“FINRA”) has enacted Rule 6530, which determines eligibility of issuers quoted on the OTC Bulletin Board by requiring an issuer to be current in its filings with the Commission.  Pursuant to Rule 6530(e), if we file our reports late with the Commission three times our securities will be removed from the OTC Bulletin Board for failure to timely file.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Because our common stock could be deemed a low-priced “Penny” stock, it would be cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively affect the price of our stock.

We may be subject to certain provisions of the Securities Exchange act of 1934, commonly referred to as the “penny stock” as defined in Rule 3a51-1.  A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  If our stock is deemed to be a penny stock, trading will be subject to additional sales practice requirements of broker-dealers.  These require a broker-dealer to:

▪	Deliver to the customer, and obtain a written receipt for, a disclosure document;

▪	Disclose certain price information about the stock;

▪	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

▪	Send monthly statements to customers with market and price information about the penny stock; and

▪	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock.  Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees. All of our officers and directors were appointed on the effective date of the Acquisition. All of our directors hold office until the next annual meeting of stockholders and their successors are duly elected and qualify. Executive officers serve at the request of the board of directors.

Name	Age	Office(s) Held
Fraser Cottington		President, Chief Executive Officer and Director

Set forth below is a brief description of the background and business experience of our current executive officers and directors.

Fraser Cottington

For the last 2 years Fraser has been involved in directing the business development of a start up information management solution, liasing across England with the Healthcare industry, assisting NHS bodies in meeting compliance criteria across complex information management policies.

From 2005 to 2008 Mr Cottington managed sales, marketing and product development for a Siemens company specialising in information risk management and business continuity, where he developed business with central Government departments, NATO, MOD, Healthcare and corporate clients in the banking and oil & gas sectors.

Directors

We currently have one director.  Concurrently to the effective time of the Acquisition, Barbara Lamb resigned as our sole officer and director. Pursuant to the terms of the Share Exchange, Fraser Cottington, who prior to the Acquisition was the director of VDL, was appointed as our director.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board.

There are no family relationships among our directors and executive officers.

Meetings of Our Board of Directors

Our board of directors did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by consent resolution, which in each case was signed by each of the members of the Board then serving.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our Board of Directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our Board of Directors;
•	Our needs with respect to the particular talents and experience of our directors;
•
The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	Experience in political affairs;
•	Experience with accounting rules and practices; and
•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to both to our officers and to our directors for all services rendered in all capacities to us for our fiscal years ended December 31, 2009 and 2008.

Name and Principal Position	Year Ended December 31,	Salary	Stock Awards (1)	All Other Compensation	Total
Fraser Cottington
Chief Executive Officer, President, Principal Accounting Officer	2008 2009	0 0	0 0	0 0	0 0

Barbara Lamb
Former Chief Executive Officer, President, Principal Accounting Officer	2008 2009	$1,668 $1,668	$-0- $-0-	$6,554(2) $6,554(2)	$8,222 $8,222

(1)	The amounts shown in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2009 and 2008, in accordance with FAS 123(R).
(2)	Other compensation was made up of rent and utilities provided by Ms. Lamb to the company at a cost of $575 per month for a total of $6,554 for the years ended December 31, 2008 and 2009.

Consulting Agreement

On November 5, 2009, a company owned by Fraser Cottington, FE Business Consultants Ltd., entered into a Consultancy Agreement with Vendum Batteries.  The term of the agreement is for two years.  In consideration for IT, communications, information security, data protection compliance and information risk management services, Vendum Batteries agreed to compensate FE Business Consultants Ltd. as follows:

▪
Vendum Batteries shall pay fees to the Consultant at an hourly rate agreed to by and between the parties and based on a periodic budget that will be established by Vendum Batteries from time-to-time, payable no later than 7 days after the date of invoice received from the Consultant.

▪
Vendum Batteries shall grant stock options equivalent to 1.5% of the issued and outstanding shares 30 days after the company has successfully completed its listing and commences trading of its shares of common stock with a designated trading symbol. The stock options shall expire ten (10) years from the effective date and shall vest in incremental periods as reflected below (each, hereinafter the "Vesting Date"). The exercise price at each Vesting Date shall be the thirty-day weighted average price of the Company's shares of common stock prior to each of the respective Vesting Date. The Vesting Date of the Stock Options is as follows: (i) 0.5% Stock Options shall vest on the 30 days after the Trading Date; (ii) 0.5% Stock Options shall vest 180 days from the Trading Date; (Hi) 0.5% Stock Options shall vest at the one year anniversary date of the Trading Date.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Director Compensation and Other Arrangements

Name and Principal Position	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
Fraser Cottington, Sole Director	$-0-	$-0-	$-0-	$-0-
Barbara Lamb	$-0-	$-0-	$-0-	$-0-

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Stock following the events described in Item 1.01 of this Current Report by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Except as otherwise indicated, all Shares are owned directly and the percentage shown is based on 35,740,733 Shares of Common Stock issued and outstanding as of the effective date of the Acquisition.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class(2)
Current Executive Officers & Directors:
Common	Fraser Cottington 400 Thames Valley Park Drive Reading,	607,594 Shares	1.7%
Total of All Current Directors and Officers:		607,594 Shares	1.7%
More than 5% Beneficial Owners
Common	Murrayfield Limited	2,412,500	6.75%
	Cornerstone Holdings, Ltd.	16,637,309	46.55%
Total of All 5% Beneficial Owners:		19,049,809	55%

(1)	Includes shares held directly with sole voting and investment power, unless otherwise indicated.
(2)	Includes shares subject to stock options and warrants that are held by the individual and exercisable within 60 days.

Certain Relationships and Related Transactions

With the exception of the Acquisition and the agreements discussed herein, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Item 3.02.     Unregistered Sales of Equity Securities

In connection with the Acquisition, the previous shareholder of VDL received 607,594 shares of our common stock and the debt holders received 19,049,809 shares of our common stock. All of the shares of our common stock which were issued to the former shareholder and debt holders of VDL on as of the effective date of the Acquisition were done so in reliance on the exemption from registration afforded by Regulation S of the Securities Act.

Description of Securities

We have 100,000,000 common shares with a par value of $0.001 per share of common stock authorized, of which 35,740,733 shares were outstanding after the events description in Item 1.01 above.

Common Stock

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Preferred Stock

We do not have preferred stock authorized.

Market for Our Stock

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. As of the date of the Acquisition, our shares were quoted on the OTCBB under the symbol “WSHA.OB.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending November 30, 2009
Quarter Ended	High $	Low $
November 30, 2009	0.10	0.10
August 31, 2009	N/A	N/A
May 31, 2009	N/A	N/A
February 29, 2009	N/A	N/A

Fiscal Year Ending November 30, 2008
Quarter Ended	High $	Low $
November 30, 2008	N/A	N/A
August 31, 2008	N/A	N/A
May 31, 2008	N/A	N/A
February 29, 2008	N/A	N/A

Transfer Agent

Our transfer agent is Empire Stock Transfer, located at 2470 St. Rose Pkwy, Suite 304 Henderson, NV 89074.  Phone: (702) 818-5898.

Item 5.01.     Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At the effective time of the Acquisition, Barbara Lamb resigned as our sole director and officer. There was no known disagreement with Ms. Lamb on any matter relating to our operations, policies, or practices. Pursuant to the terms of the Share Exchange, our new director and officer is as set forth herein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. Pursuant to the terms of the Share Exchange, Fraser Cottington, who prior to the Acquisition was the director of VDL, was appointed as our sole officer and director.

Item 5.03.     Amendments to Articles of Incorporation.

Prior to the Share Exchange, the Company’s fiscal year end was November 30, and the fiscal year end of VDL Nevada was December 31.

Accordingly, and following the interpretive guidelines of the Commission, the Company has elected to formally change its fiscal year end to match its accounting predecessor’s fiscal year end. On May 3, 2010, the Board of Directors of the Company acted by unanimous written consent to change the Company’s fiscal year end from November 30 to December 31. As a result of the interpretive guidelines of the Commission mentioned above, no transition report is required in connection with such change in fiscal year end. Accordingly, the Company intends to file a quarterly report on Form 10-Q for the period ended March 31, 2010.

Item 9.01.     Financial Statements and Exhibits

Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), the audited financial statements of our predecessor VDL, Inc., a company organized under the laws of the United Kingdom, for the period from November 16, 2009 (Date of Inception) until December 31, 2009 and the period from November 16, 2009 (Date of Inception) until March 31, 2010 are filed in this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(c)                      Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Share Exchange Agreement
2.2	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations
10.1	Debt Conversion Agreement for Murrayfield Limited
10.2	Debt Conversion Agreement for Cornerstone Holdings, Ltd.
99.1	Audited financial statements of VDL for the period from November 16, 2009 (Date of Inception) until December 31, 2009
99.2	Unaudited financial statements of VDL for the three months ended March 31, 2010
99.3
Unaudited pro forma combined balance sheets as of December 31, 2009 and November 30, 2009; unaudited pro forma combined statement of operations for the periods ended December 31, 2009 and November 30, 2009; unaudited pro forma combined balance sheets as of March 31, 2010 and February 28, 2010; unaudited pro forma combined statement of operations for the three months ended March 31, 2010 and February 28, 2010; and notes to pro forma adjustments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 3, 2010	Wishart Enterprises Limited

By: /s/ Fraser Cottington
Fraser Cottington
Chief Executive Officer